Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter Results

LITITZ, Pa.--(BUSINESS WIRE)--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the second quarter of 2008 was $29.2 million, or $0.34 per diluted share, compared to $9.8 million, or $0.19 per diluted share, for the second quarter 2007. Net income for the first six months of 2008 was $57.2 million, or $0.67 per share, compared to $30.5 million, or $0.59 per share for the first half of 2007. Susquehanna’s second quarter 2007 earnings included a pre-tax charge of $11.8 million related to a restructuring of its bank investment portfolio.

Second Quarter Financial Highlights:

-- Net loans and leases, excluding the November 2007 acquisition of Community Banks, Inc., grew 19% from June 30, 2007.
-- Commercial loans, excluding Community Banks, increased 42% from June 30, 2007.
-- Real Estate Secured-Residential loans, excluding Community Banks, increased 8% from June 30, 2007.
-- Real Estate Secured-Commercial loans, excluding Community Banks, increased 17% from June 30, 2007.

-- Total deposits, excluding Community Banks, increased 1% to $6.1 billion from June 30, 2007
-- Non-interest bearing demand deposits, excluding Community Banks, decreased 1% to $901 million from June 30, 2007.

-- Net interest margin for the second quarter decreased 1 basis point to 3.66% compared to 3.67% for the second quarter of 2007.

-- Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2008 were 0.48% compared to 0.14% for the second quarter of 2007.

-- Wealth management assets under management and administration increased 30% to $6.8 billion at June 30, 2008 from $5.3 billion at June 30, 2007 reflecting the May 1, 2008 acquisition of Stratton Holding Company.

-- Wealth management fee income increased 37% to $11.1 million from $8.1 million in the second quarter of 2007. Commission income from property and casualty insurance sales increased 4% to $3.1 million from $2.9 million for the same period in 2007.

Equity capital was $1.7 billion at June 30, 2008 or $19.95 per share, compared to $945 million, or $18.11 per share at June 30, 2007.

Return on average assets and average tangible equity(1) for the second quarter of 2008 finished at 0.89% and 18.48%, respectively. This compared to results of 0.48% and 6.96%, for the same measurements, respectively for the second quarter of 2007.

(1)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Highlights (Second Quarter 2008 vs. First Quarter 2008)

-- Net loans and leases grew 4% from March 31, 2008.
-- Commercial loans increased 4% to $2.0 billion from March 31, 2008.
-- Commercial Real Estate-Secured loans increased 6% to $2.8 billion from March 31, 2008.

-- Total deposits grew 1% to $9.0 billion from March 31, 2008.
-- Non-interest bearing deposits increased 4% to $1.3 billion from March 31, 2008.

-- Net interest margin decreased 5 basis points to 3.66% compared to the first quarter of 2008.

-- Efficiency ratio for the second quarter improved to 61.55% from 63.95% in the first quarter of 2008. Historically, Susquehanna's efficiency ratio has been greater than 65%.

-- Net charge-offs as a percentage of average loans and leases increased 23 basis points to 0.48% compared to the first quarter of 2008. Consequently, Susquehanna's provision for loans and lease losses increased from $9.8 million in the first quarter of 2008 to $13.8 million in the second quarter.

Additional Activity:

-- In May, Susquehanna announced that it had completed the acquisition of Stratton Holding Company, which is now part of the Susquehanna Wealth Management family of companies. Stratton Holding is the parent company of Stratton Management Company, an investment management firm founded in 1972 and based in Plymouth Meeting, PA. The company provides management of assets for institutions, pensions, endowments and high net worth individuals. It also manages and advises the Stratton Mutual Funds, including the Stratton Small-Cap Value Fund and the Stratton Multi-Cap Fund. This acquisition brings additional investment expertise and diversity of product offerings to Susquehanna's Wealth Management business.

-- Since the beginning of the second quarter, Susquehanna has continued working to enhance customer service and visibility of its banks by opening a new branch in Collegeville, PA, and moving branches into new, upgraded facilities in Harrisburg, Halifax and Lancaster, PA.

“While current economic challenges have had an impact on our loan portfolio through increasing credit costs, we’ve been able to maintain stable operating earnings, supported by the strong geographical markets where we operate,” said William J. Reuter, Chairman and CEO of Susquehanna Bancshares.

“During the quarter, we continued to realize strong growth in our loan portfolio, including record performance in terms of mortgage loan production. This is due to customers returning to community banks who can reliably fund and close home loans,” Reuter continued. “Another highlight of the quarter is the ongoing improvement in our efficiency ratio, which demonstrates a continued reduction in the proportion of non-interest expenses incurred to generate revenue.”

Susquehanna will broadcast its second quarter 2008 results conference call over the Internet on July 24, 2007 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2008 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $13.5 billion. Headquartered in Lititz, Pa., the company provides financial services through its three commercial banks at more than 230 branch locations and 250 ATM locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6.8 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)

			Six Months
	2Q08	2Q07	2008	2007
Balance Sheet (EOP)
Investments	$2,033,509	$1,411,229	$2,033,509	$1,411,229
Loans and leases	9,227,969	5,574,858	9,227,969	5,574,858
Allowance for loan & lease losses (ALLL)	96,033	61,871	96,033	61,871
Total assets	13,504,721	8,313,609	13,504,721	8,313,609
Deposits	8,988,461	5,979,281	8,988,461	5,979,281
Short-term borrowings	750,864	440,672	750,864	440,672
FHLB borrowings	1,382,769	460,034	1,382,769	460,034
Long-term debt	422,805	222,035	422,805	222,035
Shareholders' equity	1,716,456	945,140	1,716,456	945,140

Stated Book Value per Share	19.95	18.11	19.95	18.11
Tangible Book Value per Share	7.46	11.28	7.46	11.28

Average Balance Sheet
Investments	$2,081,232	$1,456,918	$2,060,201	$1,461,708
Loans and leases	9,038,623	5,470,859	8,911,345	5,484,373
Total earning assets	11,202,180	7,028,522	11,074,787	7,037,801
Total assets	13,216,574	8,202,823	13,083,104	8,198,518
Deposits	8,754,646	5,998,428	8,753,932	5,957,425
Short-term borrowings	664,190	363,651	603,311	352,302
FHLB borrowings	1,394,087	432,975	1,319,134	487,468
Long-term debt	422,404	222,090	420,501	222,159
Shareholders' equity	1,723,626	945,974	1,727,546	942,473

Income Statement
Net interest income	$99,058	$63,437	$197,239	$126,485
Provision for loan and lease losses	13,765	1,933	23,602	3,933
Noninterest income	44,685	19,151	87,587	53,431
Noninterest expense	90,304	67,342	182,264	132,190
Income before taxes	39,674	13,313	78,960	43,793
Income taxes	10,473	3,495	21,738	13,249
Net income	29,201	9,818	57,222	30,544
Basic earnings per share	0.34	0.19	0.67	0.59
Diluted earnings per share	0.34	0.19	0.67	0.59
Cash dividends paid per share	0.26	0.25	0.52	0.50

Asset Quality
Net charge-offs (NCO)	$10,727	$1,851	$16,138	$4,705
Nonaccrual loans & leases	78,424	30,309	78,424	30,309
Restructured loans	2,582	1,997	2,582	1,997
OREO	10,510	4,587	10,510	4,587
Total nonperforming assets (NPA)	91,516	36,893	91,516	36,893
Loans & leases 90 days past due	22,033	8,053	22,033	8,053

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

			Six Months
RATIO ANALYSIS	2Q08	2Q07	2008	2007

Credit Quality
NCO / Average loans & leases	0.48%	0.14%	0.36%	0.17%
NPA / Loans & leases & OREO	0.99%	0.66%	0.99%	0.66%
ALLL / Nonperforming loans & leases	118.55%	191.52%	118.55%	191.52%
ALLL / Total loans & leases	1.04%	1.11%	1.04%	1.11%

Capital Adequacy
Equity / Assets	12.71%	11.37%	12.71%	11.37%
Long-term debt / Equity	24.63%	23.49%	24.63%	23.49%

Profitability
Return on average assets	0.89%	0.48%	0.88%	0.75%
Return on average equity	6.81%	4.16%	6.66%	6.54%
Return on average tangible equity (1)	18.48%	6.96%	17.37%	10.79%
Net interest margin	3.66%	3.67%	3.69%	3.67%
Efficiency ratio	61.55%	80.75%	62.73%	72.83%

(1) Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

			Six Months
	2Q08	2Q07	2008	2007
Return on average equity (GAAP basis)	6.81%	4.16%	6.66%	6.54%
Effect of excluding average intangible assets and related amortization	11.67%	2.80%	10.71%	4.25%
Return on average tangible equity	18.48%	6.96%	17.37%	10.79%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,	June 30,
	2008	2007	2007
	(in thousands, except share data)
Assets
Cash and due from banks	$334,566	$326,965	$198,899
Unrestricted short-term investments	83,408	143,042	99,634
Cash and cash equivalents	417,974	470,007	298,533
Restricted short-term investments	238	242	214
Securities available for sale	2,024,264	2,059,160	1,406,342
Securities held to maturity (fair values approximate $9,245; $4,792 and $4,887)	9,245	4,792	4,887
Loans and leases, net of unearned income	9,227,969	8,751,590	5,574,858
Less: Allowance for loan and lease losses	96,033	88,569	61,871
Net loans and leases	9,131,936	8,663,021	5,512,987
Premises and equipment, net	179,342	179,740	107,334
Foreclosed assets	10,510	11,927	4,587
Accrued income receivable	41,357	46,765	32,075
Bank-owned life insurance	350,504	344,578	267,788
Goodwill	1,014,527	945,081	338,284
Intangible assets with finite lives	59,693	58,274	17,846
Investment in and receivables from unconsolidated entities	76,949	123,586	161,445
Other assets	188,182	170,821	161,287
Total assets	$13,504,721	$13,077,994	$8,313,609

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,283,496	$1,292,791	$911,383
Interest-bearing demand	2,652,144	2,830,025	2,126,459
Savings	752,901	713,984	445,333
Time	2,681,089	2,750,867	1,592,165
Time of $100 or more	1,618,831	1,357,452	903,941
Total deposits	8,988,461	8,945,119	5,979,281
Short-term borrowings	750,864	568,412	440,672
Federal Home Loan Bank borrowings	1,382,769	1,145,759	460,034
Long-term debt	151,293	150,303	150,031
Junior subordinated debentures	271,512	266,682	72,004
Accrued interest, taxes, and expenses payable	50,917	60,869	36,394
Deferred taxes	117,696	136,076	146,485
Other liabilities	74,753	75,760	83,568
Total liabilities	11,788,265	11,348,980	7,368,469

Shareholders' equity:
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 86,044,328 at June 30, 2008; 85,935,315 at December 31, 2007; and 52,202,046 at June 30, 2007	172,089	171,810	104,343
Additional paid-in capital	1,043,595	1,038,894	348,897
Retained earnings	532,301	522,268	510,344
Accumulated other comprehensive loss, net of taxes of $16,977; $2,131 and $9,931, respectively	(31,529)	(3,958)	(18,444)
Total shareholders' equity	1,716,456	1,729,014	945,140
Total liabilities and shareholders' equity	$13,504,721	$13,077,994	$8,313,609

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2008	2007	2008	2007
Interest Income:
Loans and leases, including fees	$145,112	$102,795	$295,869	$205,240
Securities:
Taxable	21,743	15,571	44,190	31,036
Tax-exempt	3,199	426	5,961	812
Dividends	1,494	985	2,999	2,092
Short-term investments	427	1,268	1,449	2,392
Total interest income	171,975	121,045	350,468	241,572

Interest Expense:
Deposits:
Interest-bearing demand	8,574	16,466	19,813	32,864
Savings	1,296	940	2,838	2,053
Time	39,250	28,947	82,858	56,686
Short-term borrowings	2,864	3,990	6,189	7,772
FHLB borrowings	13,229	3,960	25,985	9,129
Long-term debt	7,704	3,305	15,546	6,583
Total interest expense	72,917	57,608	153,229	115,087
Net interest income	99,058	63,437	197,239	126,485
Provision for loan and lease losses	13,765	1,933	23,602	3,933
Net interest income, after provision for loan and lease losses	85,293	61,504	173,637	122,552

Noninterest Income:
Service charges on deposit accounts	11,767	7,181	22,855	13,656
Vehicle origination, servicing, and securitization fees	2,070	3,888	5,498	7,906
Asset management fees	6,911	4,792	11,756	9,403
Income from fiduciary-related activities	2,229	1,755	4,523	3,343
Commissions on brokerage, life insurance and annuity sales	2,000	1,567	3,689	2,678
Commissions on property and casualty insurance sales	3,055	2,941	6,968	7,033
Income from bank-owned life insurance	3,406	2,641	6,932	5,299
Net gain on sale of loans and leases	1,779	1,474	3,104	5,525
Net realized gain (loss) on securities	119	(11,801)	207	(11,740)
Other	11,349	4,713	22,055	10,328
Total noninterest income	44,685	19,151	87,587	53,431

Noninterest Expenses:
Salaries and employee benefits	47,073	34,840	93,118	69,116
Occupancy	8,855	5,703	18,310	11,774
Furniture and equipment	4,029	2,912	8,109	5,809
Advertising and marketing	3,010	2,808	7,186	4,633
Amortization of intangible assets	2,688	623	5,195	1,246
Vehicle lease disposal	3,331	2,834	5,525	6,179
Other	21,318	17,622	44,821	33,433
Total noninterest expenses	90,304	67,342	182,264	132,190
Income before income taxes	39,674	13,313	78,960	43,793
Provision for income taxes	10,473	3,495	21,738	13,249
Net Income	$29,201	$9,818	$57,222	$30,544

Earnings per share:
Basic	$0.34	$0.19	$0.67	$0.59
Diluted	$0.34	$0.19	$0.67	$0.59
Cash dividends paid	$0.26	$0.25	$0.52	$0.50
Average shares outstanding:
Basic	85,936	52,124	85,929	52,111
Diluted	85,970	52,197	85,968	52,198

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	June 30, 2008			June 30, 2007
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$82,325	$427	2.09	$100,745	$1,268	5.05
Investment securities:
Taxable	1,777,900	23,238	5.26	1,415,256	16,556	4.69
Tax-advantaged	303,332	4,921	6.52	41,662	655	6.31

Total investment securities	2,081,232	28,159	5.44	1,456,918	17,211	4.74
Loans and leases, (net):
Taxable	8,843,985	142,775	6.49	5,381,069	101,715	7.58
Tax-advantaged	194,638	3,595	7.43	89,790	1,662	7.42

Total loans and leases	9,038,623	146,370	6.51	5,470,859	103,377	7.58

Total interest-earning assets	11,202,180	$174,956	6.28	7,028,522	121,856	6.95
Allowance for loan and lease losses	(93,557)			(62,688)
Other non-earning assets	2,107,951			1,236,989

Total assets	$13,216,574			$8,202,823

Liabilities
Deposits:
Interest-bearing demand	$2,711,535	$8,574	1.27	$2,133,308	$16,466	3.10
Savings	740,925	1,296	0.70	457,442	940	0.82
Time	4,079,074	39,250	3.87	2,502,428	28,947	4.64
Short-term borrowings	664,190	2,864	1.73	363,651	3,990	4.40
FHLB borrowings	1,394,087	13,229	3.82	432,975	3,960	3.67
Long-term debt	422,404	7,704	7.34	222,090	3,305	5.97

Total interest-bearing liabilities	10,012,215	$72,917	2.93	6,111,894	$57,608	3.78
Demand deposits	1,223,112			905,250
Other liabilities	257,621			239,705

Total liabilities	11,492,948			7,256,849

Equity	1,723,626			945,974

Total liabilities & shareholders' equity	$13,216,574			$8,202,823

Net interest income / yield on average earning assets		$102,039	3.66		$64,248	3.67

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Six-month Period Ended			For the Six-month Period Ended
	June 30, 2008			June 30, 2007
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$103,241	$1,449	2.82	$91,720	$2,392	5.26
Investment securities:
Taxable	1,774,857	47,190	5.35	1,421,976	33,128	4.70
Tax-advantaged	285,344	9,171	6.46	39,732	1,249	6.34

Total investment securities	2,060,201	56,361	5.50	1,461,708	34,377	4.74
Loans and leases, (net):
Taxable	8,719,087	291,230	6.72	5,396,899	203,121	7.59
Tax-advantaged	192,258	7,137	7.47	87,474	3,260	7.52

Total loans and leases	8,911,345	298,367	6.73	5,484,373	206,381	7.59

Total interest-earning assets	11,074,787	$356,177	6.47	7,037,801	$243,150	6.97
Allowance for loan and lease losses	(91,637)			(62,690)
Other non-earning assets	2,099,954			1,223,407

Total assets	$13,083,104			$8,198,518

Liabilities
Deposits:
Interest-bearing demand	$2,715,572	$19,813	1.47	$2,104,997	$32,864	3.15
Savings	727,042	2,838	0.78	464,889	2,053	0.89
Time	4,109,917	82,858	4.05	2,481,568	56,686	4.61
Short-term borrowings	603,311	6,189	2.06	352,302	7,772	4.45
FHLB borrowings	1,319,134	25,985	3.96	487,468	9,129	3.78
Long-term debt	420,501	15,546	7.43	222,159	6,583	5.98

Total interest-bearing liabilities	9,895,477	$153,229	3.11	6,113,383	$115,087	3.80
Demand deposits	1,201,401			905,971
Other liabilities	258,680			236,691

Total liabilities	11,355,558			7,256,045

Equity	1,727,546			942,473

Total liabilities & shareholders' equity	$13,083,104			$8,198,518

Net interest income / yield on average earning assets		$202,948	3.69		$128,063	3.67

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	June 30,	December 31,	June 30,
	2008	2007	2007
		(in thousands)
Commercial, financial, and agricultural	$1,976,953	$1,781,981	$1,090,241
Real estate - construction	1,301,036	1,292,953	1,069,309
Real estate secured - residential	2,180,595	2,151,923	1,206,891
Real estate secured - commercial	2,770,889	2,661,841	1,559,283
Consumer	394,918	411,159	297,429
Leases	603,578	451,733	351,705
Total loans and leases	$9,227,969	$8,751,590	$5,574,858

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser
Vice President, Investor Relations
717-625-6305
ir@susquehanna.net